ASSIGNMENT

THIS ASSIGNMENT made as of the 31st day of October, 2008.

East Dickinson Oil and Gas Company (the "Assignor"), a North Dakota corporation, whose address is Post Office Box 1154, Dickinson, North Dakota 58602, for and in consideration of the sum of Nine Thousand ($9,000.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, BARGAIN, SELL, TRANSFER, ASSIGN, and CONVEY unto Western Standard Energy Corp. (the "Assignee"), a Nevada Corporation, whose address is 2 Sheraton Street, London, W1F 8BH, United Kingdom, all of its rights, which is one hundred percent (100%) of 8/8ths right, title, interest and estate, in and to the Oil and Gas Leases described in Exhibit "A" (the "Described Leases") attached hereto and made a part hereof, together with the residue unexpired of the terms of the Described Leases and all the benefits and advantages to be derived therefrom, saving and excepting the royalty accorded to the Lessor in the Described Leases.

The Assignor hereby covenants with the Assignee that notwithstanding any act of the Assignor the said Described Leases are good, valid and subsisting leases, and that the obligations, covenants and payments thereby and therein reserved have been duly paid up to and including the respective expiry dates stated in Exhibit "A" attached hereto and that the covenants and conditions contained in the Described Leases have been duly paid and performed by the Assignor up to the date hereof, and that the Assignor has good right to assign the Described Leases and premises in the manner aforesaid.

This Assignment is made and accepted subject to that letter agreement between the Assignor and the Assignee, dated October 31, 2008, a copy of which has been retained by both the Assignor and the Assignee, and to the burdens or encumbrances within said Described Leases or to which it may be subject, which the Assignee hereby assumes.

This Assignment may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Delivery of an executed copy of this Assignment by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Assignment.

TO HAVE AND TO HOLD said assigned interest unto Assignee, its successors and assigns, subject to all of the express and implied covenants and obligations of the leases and this Assignment.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Assignment as at the date first above written.

Assignor: **East Dickinson Oil and Gas Company**

James M. Angerer

By: James M. Angerer
Vice President

Approved by:
Western Standard Energy Corp.

Per:______________________________
Dan Bauer, President

State of North Dakota
County of Stark

On this 10th day of November, 2008, before me, a Notary Public, personally appeared James M. Angerer, known to me to be the Vice President of East Dickinson Oil and Gas Company, that is described

in and that executed the within instrument and acknowledged to me that the company executed the same.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this November 10, 2008.

My Commission Expires:

Sandra Deichert

Notary Public
Residing at Dickinson,
Stark County, ND

SANDRA DEICHERT
Notary Public
State of North Dakota
My Commission Expires Aug. 13, 2014

Attachment A

The following mineral leases within Stark County, North Dakota:

1. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00792, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 2 of Township 138 North, Range 94 West.

2. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00793, to East Dickinson Oil and Gas Company, covering the NE ¼ of Section 11 of Township 138 North, Range 94 West.

3. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00794, to East Dickinson Oil and Gas Company, covering the SE ¼ of Section 11 of Township 138 North, Range 94 West.

4. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00796, to East Dickinson Oil and Gas Company, covering the E ½ NW ¼ and the NW ¼ of the NW ¼ of Section 14 of Township 138 North, Range 94 West.

5. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00799, to East Dickinson Oil and Gas Company, covering the S ½ SE ¼ of Section 24 of Township 138 North, Range 95 West.

6. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00800, to East Dickinson Oil and Gas Company, covering the S ½ of the SW ¼ of Section 24 of Township 138 North, Range 95 West.

7. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00805, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 21 of Township 139 North, Range 94 West.

8. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00808, to East Dickinson Oil and Gas Company, covering the SW ¼ of Section 1 of Township 139 North, Range 95 West.

9. A five year oil and gas lease dated November 6, 2007, from the State of North Dakota, Lease OG-07-00818, to East Dickinson Oil and Gas Company, covering the NW ¼ of Section 34 of Township 140 North, Range 95 West.

10. A five year oil and gas lease dated August 5, 2008, from the State of North Dakota, Lease OG-07-00939, to East Dickinson Oil and Gas Company, covering the NW ¼ of Section 21 of Township 138 North, Range 93 West.